Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Projected Year Ended February 28, 2009	Projected Year Ended February 28, 2010
Net Sales:
Electrical and Industrial Products	$230,000 to $235,000	$250,000 to $260,000
Galvanizing Services	$190,000 to $195,000	$170,000 to $180,000
Total Sales	$420,000 to $430,000	$420,000 to $440,000

Diluted earnings per share	$3.35 to $3.45	$2.75 to $2.95

Net Sales by Market Segment:
Power Generation	13%	16%
Transmission and Distribution	29%	31%
Industrial	58%	53%

Electrical and Industrial Products
Revenues by Industry:
Power Generation	18%	21%
Transmission and Distribution	46%	44%
Industrial	36%	35%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications	24%	28%
OEM’s	21%	16%
Industrial	29%	24%
Bridge and Highway	5%	9%
Petro Chemical	21%	23%

Operating Margins:
Electrical and Industrial Products	16.5% to 17.5%	16.5% to 17.5%
Galvanizing Services	27.5% to 28.5%	22% to 23%

Cash Provided By (Used In)Operations	$37,500	$41,000
Capital Expenditures	$13,000	$14,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$14,000	$14,600
Total Bank Debt	$100,000	$100,000

Percent of Business By Segment:
Electrical and Industrial Products	55%	59%
Galvanizing Services	45%	41%